Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock of

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By mail:	Pursuant to the Offer to Purchase	By Hand and Overnight Delivery:
Registrar and Transfer Company	BY: DUFF BROTHERS CAPITAL CORPORATION	Registrar and Transfer Company
Attn: Reorg/Exchange Dept.	Depositary: Registrar and Transfer Company	Attn: Reorg/Exchange Dept.
P.O. Box 645 Cranford, NJ 07016	This Offer Expires at midnight Eastern time on Friday, August 16, 2013	10 Commerce Drive Cranford, NJ 07016

DESCRIPTION OF SHARES TENDERED
Certificate(s) Enclosed (Attach List if Necessary)
(See Instructions) Name and Address of Registered Holder	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)**

TOTAL SHARES:

*: Need not be completed if transfer is made by book-entry transfer. Indicate restricted stock transferred, if any.
**: Unless otherwise indicated, it will be assumed that all Shares described above are being tendered. See Instruction 4.

☐	Check the box to the left if you have lost any of your Frozen Food Express Industries, Inc. stock certificates and complete the Affidavit For Lost Stock Certificates herein (See Instruction 11).

IMPORTANT — THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9 MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT		MEDALLION SIGNATURE GUARANTEE
SHAREHOLDER SIGN HERE
(Also Complete Substitute Form W-9)		Required only if Special Payment Instructions are provided
(See Instruction 1 and 5)

X

X

Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee, or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5.

Dated:
Name(s)
(Please Print)
The signature(s) should be guaranteed by an Eligible Guarantor Institution or a member of a registered National Securities Exchange or FINRA pursuant to Rule 17Ad-15
Capacity

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS		SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6, and 7)		(See Instructions 1, 5, 6, and 7)

Complete ONLY if the check for the purchase price of the Shares tendered and accepted for payment and/or certificates for Shares not tendered or not accepted for payment is/are to be issued in the name of someone other than the undersigned.

Complete ONLY if the check for the purchase price of the Shares tendered and accepted for payment and/or certificates for Shares not tendered or not accepted for payment is/are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned’s name above.

Issue: ☐ Check ☐ Certificate(s) to:		Deliver: ☐ Check ☐ Certificate(s) to:
Name:		Name:
	(Please Print First, Middle, and Last Name)	(Please Print First, Middle, and Last Name)
Address:		Address:

Tax ID:	(including zip code)	(including zip code)
Dated:		Tax ID:

☐ CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:
Name of Tendering Institution:
Account Number:
Transaction Code Number:

☐ CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY. ENCLOSE A PHOTOCOPY OF SUCH NOTICE AND COMPLETE THE FOLLOWING:
Name of Registered Owner:
Date of Execution of Notice of Guaranteed Delivery:
If delivered by book-entry transfer check box: ☐
Account Number:
Transaction Code Number:

SIGNATURES MUST BE PROVIDED ABOVE — PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

A properly executed Letter of Transmittal, along with the stock certificates covered thereby, if any, or a guarantee of delivery of such certificates, must be received by the Depositary by midnight Eastern time on Friday, August 16, 2013 (the “Expiration Time”), unless the Offer is extended.

Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery. You must sign this Letter of Transmittal in the appropriate space and complete the Form W-9.  For your convenience, a return envelope addressed to the Depositary is enclosed.

Ladies and Gentlemen:

The undersigned hereby tenders to Duff Brothers Capital Corporation, a Texas corporation (the “Purchaser”), the above-described shares of common stock, par value $1.50 per share (the “Shares”), of Frozen Food Express Industries, Inc., a Texas corporation (“FFE”), pursuant to Purchaser’s offer to purchase outstanding Shares, at a purchase price of $2.10 per share, net to the sellers in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 22, 2013 (the “Disclosure Document”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”).

I (we): (a) hereby represent and warrant that I (we) have full authority to deliver, tender, sell, transfer and assign the tendered Shares, and when the same are accepted for payment by the Purchaser, the Purchaser will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances and the same will not be subject to any adverse claim or right; (b) agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by the Depositary or Purchaser to complete such delivery, tender, assignment, and transfer; and (c) understand and agree that the Instructions herein are part of the terms and conditions of tender of the Shares and are incorporated therein by reference.

Upon the terms of the Offer, and effective upon acceptance for payment of the Shares tendered herewith, the undersigned hereby sells, assigns, and transfers to the Purchaser all right, title and interest in and to the Shares tendered herewith and any other securities or rights issued or issuable in respect of the Shares on or after the date of the commencement of the Offer and irrevocably constitutes and appoints Registrar and Transfer Company (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution, to the full extent of the undersigned’s rights with respect to such Shares (and any such other securities or rights): (a) to deliver certificates for such Shares (and any such other securities or rights) or transfer ownership of such Shares (and any such other securities or rights) on the account books maintained by the Book-Entry Transfer Facility together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, (b) to present such Shares (and any such other securities or rights) for transfer on FFE’s books and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any such other securities or rights) all in accordance with the terms and subject to the conditions of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Thomas Milton Duff and James Ernest Duff, and each of them, and any other designees of Purchaser, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of FFE’s stockholders or any adjournment or postponement thereof or otherwise in such manner as each attorney-in-fact and proxy or his substitute shall in his or her sole discretion deem proper with respect to, all of the Shares (and any and all Distributions) tendered hereby and accepted for payment by Purchaser.  This appointment will be effective if and when, and only to the extent that, Purchaser accepts such Shares for payment pursuant to the Offer.  This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators, and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.  Except as stated in the Disclosure Document, the tender of Shares hereby is irrevocable.

The Purchaser’s acceptance for payment of Shares validly tendered according to any of the procedures described in the Disclosure Document and in the Instructions hereto will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms and conditions of such extension or amendment).  Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the Merger Agreement (as defined in the Disclosure Document), the price to be paid to the undersigned will be the amended price despite the fact that a different price is stated in this Letter of Transmittal.  Under certain circumstances set forth in the Disclosure Document, the Purchaser may not be required to accept for payment any of the Shares tendered hereby.  All questions as to validity, form, and eligibility of any tender of Shares hereby will be determined by the Purchaser (which may delegate power in whole or in part to the Depositary).

INSTRUCTIONS FOR TENDERING CERTIFICATES

Forming Part of the Terms and Conditions of this Letter of Transmittal

1.     Guarantee of Signatures.  No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) (which, for purposes of this Instruction, includes any holder of restricted stock or participant in the Book-Entry Transfer Facility’s system whose name appears on a security position listing as the owner of the Shares) of Shares tendered herewith and such registered holder has not completed either box entitled “Special Delivery Instructions” or the box entitled “Special Payment and/or Issuance Instructions” on this Letter of Transmittal or (b) the Shares tendered herewith are tendered for the account of a financial institution (including most commercial banks, savings and loan associations, and broker-dealers) that is a participant in the Security Transfer Agent Medallion Program, or other “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (such institution an “Eligible Institution”).  In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution.  If a Share certificate is registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made, or a Share certificate not tendered or not accepted for payment is to be returned to a person other than the registered holder of the certificates surrendered, then the tendered Share certificate must be endorsed or accompanied by appropriate stock power, in either case signed exactly as the name or names of the registered holders or owners appear on the Share certificate, with the signature(s) on the certificates or stock powers guaranteed by an Eligible Institution.  See Instruction 5.  No signature guarantee is required for restricted stock.

2.     Requirements of Tender.  This Letter of Transmittal is to be completed by stockholders if certificates are to be forwarded herewith or, unless an Agent’s Message is used, if delivery of Shares is to be made according to the procedures for book-entry transfer set forth in the Disclosure Document.  For a stockholder to validly tender Shares pursuant to the Offer, either (a) a properly completed and duly executed Letter of Transmittal, together with any required signature guaranteed or, in the case of a book-entry transfer, an Agent’s Message, and any other required documents, must be received by the Depositary at one of its addresses set forth herein before the Expiration Time (as defined in the Disclosure Document) and either certificates for the tendered Shares must be received by the Depositary at one of its addresses or the Shares must be delivered according to the procedures for book-entry transfer set forth herein (and a Book-Entry Confirmation must be received by the Depositary), in each case, before the Expiration Time, or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth below.

Stockholders, other than shareholders of restricted stock, whose certificates for Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer before the Expiration Time may tender their Shares by properly completing and executing the Notice of Guaranteed Delivery.  Use of the Notice of Guaranteed Delivery requires that (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Purchaser, must be received by the Depositary before the Expiration Time, and (c) either (i) the Share certificates, together with a properly completed and executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, and any other documents required by this Letter of Transmittal must be received by the Depositary within three (3) trading days after the date of execution of the Notice of Guaranteed Delivery or (ii) in the case of a book-entry transfer effected according to the book-entry transfer procedures described in the Disclosure Document, either a properly completed and executed Letter of Transmittal (or manually signed facsimile thereof), and any required signature guarantees, or an Agent’s Message, and any other documents required by this Letter of Transmittal, must be received by the Depositary, and such Shares must be delivered according to the book entry transfer procedures and a Book-Entry Confirmation must be received by the Depositary, in each case, within three (3) trading days after the date of execution of such Notice of Guaranteed Delivery.  A “trading day” is any day on which shares are listed for quotation on the NASDAQ.

An “Agent’s Message” means a message, transmitted through electronic means by the Book-Entry Transfer Facility, in accordance with the normal procedures of the Book-Entry Transfer Facility and the Depositary, to and received by the Depositary and forming a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgement from the participant in the Book-Entry Transfer Facility tendering the Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that the Purchaser may enforce such agreement against the participant.  The term “Agent’s Message” shall also include any hard copy printout evidencing such message generated by a computer maintained at the Depositary’s office.  For Shares to be validly tendered during any Subsequent Offering Period (as discussed in the Disclosure Document), the tendering stockholder must comply with the foregoing procedures except that the required documents and certificates must be received during the Subsequent Offering Period.  No guaranteed delivery procedures are available during a Subsequent Offering Period.  Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s procedures does not constitute delivery to the Depositary.

The method of delivery of Shares, this Letter of Transmittal and all other required documents, including delivery through the book-entry transfer facility is at the election and risk of the tendering stockholder.  Shares will be deemed delivered only when actually received by the Depositary.  If delivery is by mail, registered mail, with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional, or contingent tenders will be accepted and no fractional Shares will be purchased.  A tender will not be deemed to have been made until all irregularities and defects have been cured.  Improperly submitted Letters of Transmittal, certificates, and accompanying documents will be returned to the presenter at the presenter’s expense.  All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive notice of the acceptance of their Shares for payment.

3.     Inadequate Space.  If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule and attached hereto.

4.     Partial Tenders (Only Applicable to Holders of Share Certificates).  If fewer than all the Shares evidenced by any certificate submitted are to be tendered, fill in the number of Shares that are to be tendered as well as the total number of shares represented by the certificate in the box entitled “Total Number of Shares Represented by Certificate(s).”  New certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder, unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of the Shares tendered herewith.  All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.     Signatures on Letter of Transmittal, Stock Powers, and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the tendered Shares, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change.

If any of the Shares tendered hereby are owned of record by two or more joint owners, all owners must sign this Letter of Transmittal.

If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of entities, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Purchaser of their authority to act must be submitted.

When this Letter of Transmittal is signed by the registered owner(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are generally required.

If the certificates for Shares are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made or certificates for Shares not tendered or not accepted for payment are to be returned to a person other than the registered holder of the certificates surrendered, the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) or owner(s) appear(s) on the certificate(s), with the signature(s) on the certificate(s) or stock power(s) guaranteed as earlier discussed.  See Instruction 1.

        6.     Stock Transfer Taxes.  The Purchaser will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Shares to it, or its order, in the Offer.  If, however, payment of the purchase price is to be made to, or if certificate(s) for Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if tendered certificate(s) for Shares are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer will be deducted from the price to be paid in the Offer unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.  Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

7.     Special Payment and Delivery Instructions.  If a check is to be issued in the name of, and/or certificates for Shares not accepted for payment are to be returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent and/or such certificates are to be returned to a person other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

8.     Waiver of Conditions.  Subject to the terms of the Merger Agreement, the Purchaser reserves the absolute right in its sole discretion to waive any of the specified conditions of the Offer in the case of any Shares tendered.

9.     Important Tax Information and Substitute Form W-9.  Each surrendering shareholder is required to provide Registrar and Transfer Company with such holder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below and to certify whether the shareholder is subject to backup withholding.  Failure to provide such information on the form may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares.  If such holder is an individual, the TIN is his or her Social Security number.  A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals), are exempt from these backup withholding and reporting requirements.  Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 below.  In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalty of perjury, attesting to such individual’s exempt status.  Forms of such statements may be obtained from Registrar and Transfer Company.  If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of any payments made to the holder or other payee.  Backup withholding is not an additional tax.  If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

10.  Inquiries.  All inquiries with respect to the tender of common stock should be made directly to the Depositary, Registrar and Transfer Company, at 1-800-368-5948, or via email to info@rtco.com.

11.  Lost Certificate(s).  If you cannot locate your certificate(s), please complete the Affidavit for Lost Certificates below along with the rest of this Letter of Transmittal and return it to the Depositary at the address listed on the front.  If the current market value exceeds $250,000.00 please contact the Depositary at (800) 368-5948 immediately, (Market value calculation:  Offer Price x Number of shares of FFE common stock you have lost x 3%.  Example 1,000 shares of FFE x $2.10 = $2,100 x 3% = $63.00 market value).  (Minimum $50.00).  If the current market value exceeds $250,000.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following:  That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost.  That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located.  That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that:  If these certificate(s) are subsequently located, they will be tendered for cancellation.  That I indemnify protect and hold harmless Duff Brothers Capital Corporation, Travelers Casualty & Surety Company of America, and Registrar and Transfer Company, and any other party from and against all losses, expense, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s).  All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Travelers Casualty & Surety Company of America.  My check, payable to the Registrar and Transfer Company, to cover the replacement cost of 3% of the value of the stock at $2.10 per share (Minimum $50.00) is enclosed.  I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Note:  If the current market value exceeds $250,000.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

Sign here:

Co-Owner, if any:		Date: , 2013

Sworn to and subscribed before me this day of , 2013.

Notary Public

My commission expires:
(Affix Notary Seal)

PAYOR’S NAME: DUFF BROTHERS CAPITAL CORPORATION

SUBSTITUTE FORM W-9

Part 1 — Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box.  The TIN provided must match the name given on the “Name” line to avoid backup withholding.  For individuals, this is your social security number (SSN).  However, for a resident alien, sole proprietor, or disregarded entity, see the Guidelines Part I instructions. For other entities, it is your employer identification number (EIN).  If you do not have a number, see How to get a TIN in the Guidelines Part I instructions.

Note.  If the account is in more than one name, see the chart in the Guidelines for guidance on whose number to enter.

(Rev. December 2011)
Department of the Treasury
Internal Revenue Service			Social Security Number(s)
Request for Taxpayer
Identification Number and Certification

Please fill in:			OR

Name (as shown on your income tax return)
Employer Identification Number(s)
Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification (required):
☐ Individual/ sole proprietor	☐ C Corporation

Part 2 — Certification — Under penalties of perjury, I certify that:

(1)     The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)     I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)     I am a U.S. citizen or other U.S. person (defined in the IRS’s Form W-9).

☐ S Corporation
☐ Partnership	☐ Other
☐ Trust/estate
☐ Limited liability company
Enter the tax classification
(C=C corporation, S=S corporation, P=partnership)

☐	Exempt payee
☐ Other (see instructions in Guidelines)

Certification Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.  For real estate transactions, item 2 does not apply.  For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the Guidelines Part II instructions.

Address (number, street, and apt. or suite no.)

City, State, and Zip Code

List of account number(s) here (optional)

Sign Here
		Signature of U.S. person	DATE: , 2013

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.  PLEASE REVIEW INSTRUCTION 9 ABOVE FOR ADDITIONAL INFORMATION